UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) September 30, 2014

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

AT&T Inc. (“AT&T”, “we” or “the Company”) is providing updated information regarding the Company’s mobile business.

AT&T is holding a meeting with investors today in Atlanta. In advance of that meeting, the company is providing an update on its wireless operational results for the third quarter of 2014, along with details on progress in two emerging lines of business in its Mobility group: connected cars and AT&T Digital Life.

For the third quarter of 2014, AT&T still expects wireless postpaid churn to be 1 percent or lower. The company expects total AT&T Next take rates to be approximately 50 percent and to have over 400,000 postpaid smartphone gross adds from customers who “bring their own mobile devices” (commonly known as BYOD adds). AT&T also expects approximately 58 percent of its postpaid smartphone base to be on Mobile Share Value plans at the end of the third quarter.

AT&T expects meaningful subscriber growth for its connected car services in the next three-to-five years. As of today, AT&T provides either wholesale or retail connectivity (“connected cars”) to nearly 2 million U.S. registered passenger vehicles with about 500,000 added in the third quarter. In 2015, AT&T expects to connect nearly half of new wireless-connected U.S. passenger vehicles. The company expects to serve more than 10 million such vehicles by the end of 2017.

AT&T expects revenues from its connected cars to be driven initially by wholesale customer relationships with auto manufacturers, with the opportunity to develop a direct retail relationship with drivers. Wholesale ARPU (average monthly revenue per subscriber), paid for by auto manufacturers, is expected to be in the low single digits and retail ARPU, paid for by the car owners, is expected to be similar to that of a tablet on an AT&T Mobile Share Value Plan.

In addition, AT&T Digital Life, the company’s home security and automation service, has approximately 140,000 subscribers at the end of the third quarter with more than half of those added in the last two quarters. As of today, The Digital Life Smart Security plan ranges from $40 a month for a basic security plan to $70 a month with security and automation packages. Additional installation and equipment fees also may apply. Approximately a third of customers that sign up for Digital Life security plans are also adding automation products, with the majority of those choosing video or door-control products.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Information set forth in this filing contains financial estimates and other forward-looking statements that are subject to risks and uncertainties, and actual results may differ materially. A discussion of factors that may affect future results is contained in AT&T’s filings with the Securities and Exchange Commission. AT&T disclaims any obligation to update or revise statements contained in this filing based on new information or otherwise.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: September 30, 2014	By: /s/ Paul W. Stephens Paul W. Stephens Senior Vice President and Controller